[GRAPHIC OMITTED]ADVANCED BIOTHERAPY, INC.
                                       Administration
                                       --------------
                                       6355 Topanga Canyon Boulevard, Suite 510
                                       Woodland Hills, California  91367

                                       Laboratories
                                       ------------
                                       9110 Red Branch Rd.
                                       Columbia, MD   21045

                                       Telephone 818-883-6716
                                       Fax            818-883-3353
                                       www.advancedbiotherapy.com
October 27, 2003

Stockholders
Advanced Biotherapy, Inc.

Dear Stockholders:

This has been a positive and productive year for the Company. The following are a few highlights:

Investigational Human Clinical Studies
--------------------------------------

         1. We continued to establish proof-of-concept in investigational clinical trials regarding the use of antibodies to interferon-gamma in other autoimmune diseases. Most recently we reported that Type 1 diabetic children were treated at the Research Institute of Pediatric Hematology of Russia with a short course of our investigational antibodies to interferon gamma with each patient observed and evaluated for a follow-up period of 10-12 months. Mean C-peptide (an indicator of insulin production) rose, the C-peptide/glycemia ratio increased, and each patient's normally required insulin dose was dropped significantly, all indicators of positive clinical and laboratory effects. One child was also afflicted with the autoimmune condition psoriasis vulgaris. Significant improvement was also observed in that condition, and remission continued through the follow-up period. This study supports our view that use of anti-interferon-gamma therapy, protected under our intellectual property, can promote remission of Type 1 diabetes. Type 1 diabetes is a condition characterized by high blood glucose levels caused by a lack of insulin that occurs when the body's immune system attacks and destroys the insulin-producing beta cells in the pancreas. The pancreas then produces little or no insulin. Type 1 diabetes develops most often in young people but can appear in adults. In the U.S. alone, there are approximately 1.7 million people suffering from Type 1 diabetes, a number which is growing.

         2. While the  Company  intended  to  commence  FDA  clinical  trials in corneal transplant rejection early this year, other matters took on significantly more importance, specifically, our focus on the development and

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use of a monoclonal antibody we intend to use for this and other clinical trials in the US. We still intend to conduct clinical trials in corneal transplant rejection in the foreseeable future.

         3. At the earliest possible date, we intend to conduct clinical trials in patients undergoing solid organ and beta islet cell transplantation.

Intellectual Property
---------------------

         1. We secured U.S. patent No. 6,534,059 to treat corneal transplant rejection which provides legal protection through 2021. 2. Other patent applications have been filed that we are not at liberty to disclose for competitive reasons.

Business Development
--------------------

         We are in preliminary discussions with several biotechnology companies for purposes of establishing collaborative relationships. The purposes of such discussions are to co-develop, co-commercialize and license humanized antibodies to interferon-gamma to be used under the umbrella of our "dominant" intellectual property. It is intended that such humanized antibodies will be used for treatment of certain autoimmune diseases. While we can provide no assurance that such discussions will lead to agreements, it is our intent to enter into such relationships.

Financing
---------

         As of September 30, 2003 the Company had approximately $1.8 million in cash. We expect that such funding is adequate to provide for operations during the next 18 months. During the past week, we also received an additional $800,000 in cash through the placement of convertible pay-in-kind notes due in 2007.

Common Stock
------------

         The 52-week reported range for the closing price of the Company's Common Stock was $0.19--$0.64. The closing per share price of the Company common stock since September 30, 2003, has ranged from a low of $0.38 per share on October 8, 2003 to a high of $0.64 per share on October 20, 2003.

Website
-------

         We have also inaugurated our new website at www.advancedbiotherapy.com.

We are confident in our future prospects and thank you for your continued support.

Warmest regards,

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ADVANCED BIOTHERAPY, INC.


Edmond Buccellato
CEO and Chairman of the Board of Directors

Statements made in this letter, other than statements of historical fact, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. The risks and uncertainties which may affect the development, operations and results of our business include, but are not limited to the following: risks associated with clinical trials, the uncertainties of research and product development programs, the uncertainties of the regulatory approval process, the risks of competitive products, the risks of our current capital resources, the uncertainties as to the availability of future capital and our future capital requirements, and the risks associated with the extent and breadth of the Company's patent portfolio. The foregoing discussion of the pending clinical investigations and the effect of the patents issued and pending involves risks and uncertainties, including but not limited to the risks that third parties may be successful in challenging such patents; or that granted claims may be held invalid or interpreted differently by a court of law; or that new technologies will be developed that are superior in treating the diseases targeted by Advanced Biotherapy, Inc. Readers are cautioned not to place reliance on these forward-looking statements, which speak only as of the date the statements were made. See the Company's public filings with the Securities and Exchange Commission for further information about risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements.


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






                            ADVANCED BIOTHERAPY, INC.
                    6355 TOPANGA CANYON BOULEVARD, SUITE 510
                        WOODLAND HILLS, CALIFORNIA 91367

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 11, 2003

TO THE STOCKHOLDERS OF ADVANCED BIOTHERAPY, INC.:

         The Annual Meeting of Stockholders of Advanced Biotherapy, Inc., a Delaware corporation (the "Company"), will be held on Thursday, December 11, 2003, at 2:00 p.m. local time at the Woodland Hills Marriott, 21850 Oxnard Street, Woodland Hills, California 91367, for the following purposes:

1. To elect nine (9) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified, or until death, resignation or removal.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on October 17, 2003, as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Only Stockholders of record as of the close of business on such date are entitled to notice of and to vote in person or by proxy at the Annual Meeting.

                                         Sincerely,

                                         Edmond Buccellato
                                         President and Chief Executive Officer
October 27, 2003

All Stockholders are invited to attend the Annual Meeting in person, but even if you expect to be present at the Annual Meeting, sign, date and return the enclosed proxy card as promptly as possible in the postage-paid envelope provided. Returning a signed proxy will not prevent you from attending the Meeting and voting in person if you so desire.

                            ADVANCED BIOTHERAPY, INC.

                                 PROXY STATEMENT

                                OCTOBER 27, 2003

GENERAL

         The enclosed proxy is solicited by the Board of Directors of Advanced Biotherapy, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, December 11, 2003, at 2:00 p.m. local time (the "Annual Meeting"), and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Woodland Hills Marriott, 21850 Oxnard Street, Woodland Hills, California 91367. This proxy statement and accompanying proxy card are being mailed to the Stockholders of the Company, on or about October 27, 2003.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

         The only class of voting securities of the Company is its Common Stock, par value $.001 per share (the "Common Stock"). Only holders of record of the Company's Common Stock at the close of business on October 17, 2003 (the "Record Date"), will be entitled to notice of, and to vote at, the Annual Meeting. As of September 30, 2003, the Company had 42,304,447 shares of Common Stock outstanding. Each share of Common Stock outstanding as of the Record Date is entitled to one vote at the Annual Meeting.

         As of the Record Date, there were approximately 3,700 beneficial owners, according to information provided by American Stock Transfer & Trust Co., the stock transfer agent of the Company.

         The nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, shall be elected directors. Holders of Common Stock are not allowed to cumulate their votes in the election of Directors, and, therefore, the holders of more than 50% of the shares of Common Stock, could, if they chose to do so, elect all of the directors of the Company.

         A majority of the outstanding shares of Common Stock present, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes are counted as present for purposes of determining the presence of a quorum at the Annual Meeting. In the election of directors, abstentions or broker nonvotes have no effect on the outcome. Broker nonvotes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares.


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PROXIES

         Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted "FOR" the election of each of the nominees to the Board of Directors, unless the authority to vote for the election of such director is withheld. You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company's offices at 6355 Topanga Canyon Boulevard, Suite 510, Woodland Hills, California 91367, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to Stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telecopier or personal solicitation by directors, officers or other employees of the Company. No additional compensation will be paid to directors, officers or other employees for such services.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals which Stockholders wish to be considered for inclusion in the proxy statement and proxy card for the Company's 2004 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than July 31, 2004, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

                              ELECTION OF DIRECTORS

         In accordance with the Company's Bylaws for the purpose of the election, the Board of Directors has fixed the number of directors constituting the Board at nine (9) as of the date of the Annual Meeting. There are currently ten Directors. The Board of Directors has proposed that the following nine (9) nominees be elected at the Annual Meeting, each of whom will hold office until his successor shall have been elected and qualified: Joseph A. Bellanti, M.D., John M. Bendheim, Edmond F. Buccellato, Alexander L. Cappello, Richard P. Kiphart, Lawrence Loomis, Thomas J. Pernice, Boris Skurkovich, M.D. and Simon Skurkovich, M.D. Unless otherwise instructed, it is the intention of the persons named as proxies on the Company proxy card to vote shares represented by properly executed proxies for the election of such nominees. Although the Board of Directors anticipates that the nine (9) nominees will be available to serve as directors of the Company, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board of Directors. Each person nominated for election has agreed to serve if elected.

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RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NINE NOMINEES LISTED BELOW.

Joseph A. Bellanti, M.D.     Alexander L. Cappello        Thomas J. Pernice
John M. Bendheim             Richard P. Kiphart           Boris Skurkovich, M.D.
Edmond F. Buccellato         Lawrence Loomis              Simon Skurkovich, M.D.

CURRENT DIRECTORS

         Among the ten current directors, nine have indicated their interest to continue to serve. Leonard Millstein, Ph.D., has indicated his intention not to seek reelection to the Board of Directors. Set forth below is a list of the current directors and a brief biography of each current member.

               NAME                  AGE                 POSITION HELD                                  DIRECTOR SINCE
               ----                  ---                 -------------                                  --------------

Simon Skurkovich, M.D..........        80     Chairman Emeritus, Director, and                            November, 1985
                                                  Director of Research and Development
Edmond F. Buccellato...........        58     Chairman of the Board, President and                        November, 1995
                                                  Chief Executive Officer, Director (3)
Thomas J. Pernice..............        41     Treasurer and Secretary, Director (2)(3)(4)                    April, 2001
Alexander L. Cappello..........        47     Director (1)(3)                                                  May, 2000
Lawrence Loomis................        61     Director (2)(3)(4)                                          December, 1986
Leonard Millstein, Ph.D........        61     Director (2)                                                December, 1986
Boris Skurkovich, M.D..........        48     Director (2)(3)(4)                                          December, 1986
John M. Bendheim...............        50     Director (1)(3)                                                 June, 2000
Richard P. Kiphart.............        62     Director (1)(2)(4)                                              June, 2002
Joseph A. Bellanti, M.D........        69     Director                                                     October, 2003
---------------------------

(1)     Member of the Audit Committee.
(2)     Member of the Compensation Committee.
(3)     Member of the Executive Committee.
(4)     Member of the Nominating Committee.

         JOSEPH A. BELLANTI, M.D. Since October 2003, Dr. Bellanti has served as a member of the Board of Directors. Dr. Bellanti joined the faculty of Georgetown University School of Medicine in 1963 and is currently Professor of Pediatrics and Microbiology-Immunology and Director of the International Center for interdisciplinary Studies of Immunology at Georgetown University Medical Center. In addition to teaching medical students and residents, as well as his continuing direct patient care of children and adults exhibiting the full spectrum of allergic and immunologic disorders, Dr. Bellanti has been actively engaged in research dealing with antimicrobial immunity and immunologically-mediated diseases and has published more than 400 scientific articles and abstracts. He is editor of the well-known textbook "Immunology," published by W.B. Saunders Co. He was editor in chief of "Pediatric Research" from 1974 to 1984 and editor of "Annals of Allergy" from 1982 to 1989. For his achievements in allergy and immunology, Dr. Bellanti has received numerous awards, including two from the American College of Allergy and Immunology; the

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Humanitarian  Award  for  "excellence  and  service  and  teaching  of  clinical immunology" in 1974, and the Distinguished Fellow Award in 1981. Dr. Bellanti was President of the Society for Pediatric Research (1980), President of INTERASMA (1987-90), President of the American College of Allergy and Immunology (1991-92), President of the Association of Medical Laboratory Immunologists (1974-84); Editor of "Annals of Allergy" (1980-89). He is the recipient of many national and international honors, most recently receiving the Honoris Causa from the University of Palermo, Italy (1992). He received his M.D. degree from the University of Buffalo, trained in immunology at the University of Florida School of Medicine and continued his studies as a research virologist at Walter Reed Army Institute of Research, Washington D.C.

         JOHN M. BENDHEIM - Since June 2000, Mr. Bendheim has served as a member of the Board of Directors. For more than five years, Mr. Bendheim has served as President of Bendheim Enterprises, Inc., a real estate investment holding company. Mr. Bendheim was Chairman of the Cedars-Sinai Medical Center Board of Governors in Los Angeles, California from 2000 to 2001. He received his B.S. degree in Business Administration in 1975 and his M.B.A. in 1976 from the University of Southern California.

         EDMOND F. BUCCELLATO - Since October, 2002, Mr. Buccellato has served as Chairman of the Board, and since April, 2001, he has served as President and Chief Executive Officer. Mr. Buccellato served as President and Chief Operating Officer of the Company from September 1, 2000 to December 12, 2000, and he served as Chief Executive Officer from 1995 to August 31, 2000. He has served as a member of the Board of Directors since 1995. He was co-founder, member of the Board of Directors and Vice President of Finance of Phase Medical, Inc., an infusion therapy company sold to Becton Dickinson in 1994. He was also co-founder, member of the Board of Directors and Vice President of Finance of Synergistic Systems, Inc., a company that became the largest medical billing company in the western United States. He also is co-founder and member of the Board of Directors of Polymer Safety, LLC, a manufacturer of synthetic medical and industrial examination gloves and co-founder and member of the Board of Directors of Physicians' Choice LLC, a medical billing company. He is a shareholder of Buccellato & Finkelstein, Inc., a public accountancy firm. Mr. Buccellato received his undergraduate degree from California State University at San Diego, and his graduate degree from the University of Southern California.

         ALEXANDER L. CAPPELLO -Since May, 2000, Mr. Cappello has served as a member of the Board of Directors. Mr. Cappello also served as Chairman of the Board from April, 2001, through October, 2002. Mr. Cappello is Chairman and Chief Executive Officer of Cappello Group, Inc., a merchant banking firm, facilitating equity and project financing since 1975. Currently, he is a Member of the Board of Directors of the following: Cappello Group, Inc., Chairman of the International Board of the Young Presidents' Organization (YPO), RAND Corporation (Center for Middle East Public Policy), CytRx Corporation (NASDAQ), Board of Governors - USC, USC Marshall School Greif Center for Entrepreneurial Studies Board, USC Marshall School of Business Board, Chairman of the Board of Catholic Big Brothers of Los Angeles, member Independent Colleges of Southern California (ICSC) Board. He received his B.S. Degree in finance (Order of the
Palm) from the University of Southern California in 1977.

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         Formerly,  Mr.  Cappello  was a Member of the Board of Directors of the
following; Koo Koo Roo, Inc. (NASDAQ), Arcus Data Security, Inc. (NASDAQ), Maritime Bank of California (OTC),Geothermal Resources International - Chairman
(AMEX), ORFA Corp of American Board (NASDAQ), Summa Medical Corp (AMEX), Executive Publications, Inc., and The Joffrey Foundation.

         RICHARD P. KIPHART - Since June, 2002, Mr. Kiphart has served as a member of the Board of Directors. Mr. Kiphart is the Head of Corporate Finance for the investment firm of William Blair & Company, L.L.C. Mr. Kiphart has been with William Blair for over 36 years. Mr. Kiphart received his B.A. from Dartmouth College and his M.B.A. from Harvard Business School.

         LAWRENCE LOOMIS - Since 1986, Mr. Loomis has served as a member of the Board of Directors. Mr. Loomis is President and majority shareholder of New Horizons Diagnostics, Inc., a company that develops bacteriological screening methods, monoclonal antibodies for detection of various infectious disease agents, and rapid bacterial and viral assay kits. Prior to founding New Horizons Diagnostics, Inc. in 1980, Mr. Loomis was in charge of the Immunology Department for BBL, a division of Becton Dickinson. Mr. Loomis received his undergraduate degree in chemistry from New York University and his graduate degree in Chemistry from City University.

         LEONARD MILLSTEIN, PH.D. - Since 1986, Dr. Millstein has served as a member of the Board of Directors. Dr. Millstein received his MSCE and Ph.D. in civil engineering from Moscow State Construction University in 1964 and 1974, respectively. After immigrating to the United States in 1978, he held teaching positions at Howard University in Washington D.C. and Johns Hopkins University in Baltimore, Maryland. He has over 200 publications and is a member of the American Concrete Institute and American Society of Civil Engineers. From 1981 to the present, he has been a CEO of Radcon Products, a company involved in manufacturing of proprietary concrete sealants. From 1990 until the present, he has been a Chairman of the Board of TTLTIC, a private consulting company.

         THOMAS J. PERNICE - Since April, 2001, Mr. Pernice has served as the Treasurer and Secretary of the Company and as a member of the Board of
Directors.   Mr.  Pernice  is  President  of  Modena  Holding   Corporation,   a
communications, business development and political consulting company. From January 1999 to August 2002, he was a consultant and managing director of Cappello Group, Inc., a merchant banking firm. Prior to founding Modena Holding Corporation, Mr. Pernice served as a senior corporate executive in government and industry for more than 17 years. Most recently, he was Vice President, Public Affairs and a corporate officer for Dole Food Co. Inc., reporting to the chairman and CEO, David H. Murdock, formerly (NYSE:DOL) and now privately held. He also served in similar capacities for the conglomerate of privately held business interests of Mr. Murdock, including Castle & Cooke Inc. real estate company, formerly (NYSE:CCS). Prior to joining Dole Food Co., Inc., Mr. Pernice served in the White House for more than seven years on the senior staff of the Bush-Quayle Administration and as a staff assistant in the Reagan-Bush Administration. Mr. Pernice earned a Bachelor of Arts degree from the University of Southern California in 1984.

         BORIS SKURKOVICH, M.D. - Since 1986, Dr. Skurkovich has served as a member of the Board of Directors, and from that same date until December 2000, he was a Vice President of the Company. He completed a clinical and research

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fellowship at the Maxwell  Finland  Laboratory for Infectious  Diseases,  Boston
City  Hospital,  Boston,  Massachusetts,  and  presently is a professor at Brown
University   Medical  School.  He  has  collaborated  with  his  father,   Simon
Skurkovich, M.D., on the development of the Company's treatment of autoimmune diseases. Dr. Skurkovich received his M.D. from the Moscow State Medical Institute.

         SIMON SKURKOVICH, M.D. - Since April, 2001, Dr. Skurkovich has served as Director of Research and Development. From 1985 until September 2000, Dr. Skurkovich served as Chairman of the Board of Directors. He has been granted five patents in Russia, and eight in the United States. He is the creator of immune preparations from human blood against antibiotic resistant bacteria that saved thousands of lives in the Soviet Union and Eastern Europe. In Russia, he was professor and Chief of the Immunology Laboratory of the Institute of Hematology and Blood Transfusion and was awarded gold and silver medals for his scientific discoveries. His laboratory also was awarded the nation's highest honor, the Lenin Prize, for his patented work. Dr. Skurkovich received an M.D., Ph.D. and a doctorate in medical sciences (D.Sc.) from Pirogov State Medical Institute in Moscow. He has written more than 200 articles for scientific publications.

COMPENSATION OF DIRECTORS

         Directors did not receive any compensation for serving as members of the Board of Directors for the year ended December 31, 2002, except as provided below. The Board has not implemented a plan to award options or shares to any Directors, except pursuant to the Stock Bonus Plan and the OEI Plan. All current directors who served during 2002 (total of 9) were awarded stock options in January, 2003, for 20,000 shares each (options for a total of 180,000 shares) at an exercise price of $0.21 per share, exercisable for ten years. The aggregate fair value of the options granted to the directors was estimated at $34,200 using the Black Scholes option price method, all of which was recorded as director fees for fiscal year 2002.

BOARD COMMITTEES AND MEETINGS

         During the year ended December 31, 2002, the Board of Directors held 4 meetings (including special meetings), and each incumbent director attended at least 75% of such meetings, except Alexander L. Cappello, who had excused absences. During the year ended December 31, 2002, the Audit Committee held one meeting and the Compensation Committee held one meeting. Board members receive no compensation for attendance at meetings except reimbursement of expenses. During the fiscal year 2002, the Board at large served as the Nominating Committee.

COMMITTEES OF THE BOARD

         During  the  fiscal  year  2002,  the  Board  of  Directors  had  three
Committees.

         The Executive Committee, comprised of John M. Bendheim, Edmond F. Buccellato, Alexander L. Cappello, Lawrence Loomis, Thomas J. Pernice and Boris Skurkovich, M.D., did not meet during the 2002 fiscal year. This Committee has the Company's authority to manage business and affairs between meetings of the Board of Directors.

         The Audit Committee, comprised of John M. Bendheim, Alexander L. Cappello and Richard P. Kiphart, met one time during the 2002 fiscal year with representatives of our independent auditors and financial management to review accounting, control, auditing and financial reporting matters. The Audit Committee has the responsibilities set forth in its Charter with respect to the quality and integrity of the Company's financial statements; the independent auditor's qualifications and independence; the performance of the Company's independent auditors; and preparing the annual Audit Committee Report to be included in the Company's proxy statement. The Audit Committee's Charter was included as an appendix to the Company's Proxy Statement dated October 25, 2002.

         The Compensation Committee, comprised of Richard P. Kiphart, Lawrence Loomis, Leonard Millstein, Ph.D., Thomas J. Pernice and Boris Skurkovich, M.D., met one time during the 2002 fiscal year. The compensation Committee has responsibilities with respect to overseeing overall Company compensation policies and their specific application to principal officers elected by the Board and to members of the Board.

         In September, 2003, the Board designated the Nominating Committee. The Nominating Committee has the responsibilities set forth in its Charter with respect to identifying individuals qualified to become members of the Board; recommending to the Board when new members should be added to the Board; recommending to the Board individuals to fill vacant Board positions; and recommending to the Board the director nominees for the next annual meeting of stockholders. The Nominating Committee's Charter is attached as Appendix A.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company is currently indebted to Simon Skurkovich, M.D., the Company's Chairman Emeritus of the Board of Directors, and Director of Research and Development in the amount of $127,631.

         During fiscal year 2002, the Company paid $14,700 to Boris Skurkovich, M.D., for consulting services, and paid $26,698 to New Horizons Diagnostics, Inc., of which Director Lawrence Loomis is the majority shareholder, for production of monoclonal antibodies. During fiscal year 2002, the Company paid a $60,000 fee in cash to Lawrence Loomis in connection with the placement of $3,000,000 principal amount of the Company's Convertible Notes. Amy Buccellato, daughter of Edmond F. Buccellato, is employed by the Company for office administration services and received an aggregate salary of $7,118 during fiscal year 2002.

         The Company leases, on a month-to-month lease, approximately 3,500 square feet of commercial building space at a monthly base rent of $6,110 from a company owned by Lawrence Loomis. During fiscal year 2002, the Company paid no rent pursuant to such lease. The Company leases office space on a month-to-month lease from Buccellato & Finkelstein, Inc., of which Edmond F. Buccellato is a shareholder, at a monthly rate of $700. During fiscal year 2002, the Company paid no rent to Buccellato & Finkelstein, Inc. pursuant to the lease, but paid Buccellato & Finkelstein, Inc. $16,689 for accounting services and tax preparation.

         Alexander L. Cappello is the brother of Gerard K. Cappello, the sole shareholder, president and chief executive officer of Cappello Capital Corp. which was retained by the Company in January, 2000 to render financial advisory and investment banking services and thereupon was granted warrants to purchase 4,685,135 shares of Common Stock at $0.15 per share. Such warrants have been assigned to certain individuals, including Alexander L. Cappello. Cappello Capital Corp. raised $1,510,500 in convertible subordinated debt for the Company, was paid $124,981 in fees and expenses related thereto, and was granted an option to purchase $151,050 principal amount of Convertible Debt at par, which option has been assigned to certain individuals including Alexander L. Cappello. Thomas J. Pernice was formerly a managing director of Cappello Group, Inc., a merchant banking firm, which is owned by Alexander L. Cappello. Mr. Pernice was assigned a portion of the foregoing warrants and options.

         John M. Bendheim, Edmond F. Buccellato, Alexander L. Cappello and Richard P. Kiphart each beneficially own the Company's Convertible Debt or Convertible Notes, upon which the Company is indebted to such individuals, as more specifically set forth in the section captioned "Voting Securities And Principal Holders Thereof" in this Proxy Statement.

         Effective February 26, 2003, the following directors and officers sold to the Company the number of shares of Company Common Stock set forth in the chart below for the purpose of enabling the Company to comply with the Sarbanes-Oxley Act of 2002, which enacted new laws that prohibit loans to directors and officers. The shares were repurchased in full satisfaction of certain indebtedness owed to the Company in the principal amount, together with accrued interest, set forth opposite such person's name below. Such indebtedness arose in connection with the sale of shares of Common Stock pursuant to the Company's Stock Bonus Plan in January 2000. For the purpose of the February, 2003 share repurchase, the disinterested members of the Board of Directors set the purchase price at $0.15 per share.

                                     Amount of Indebtedness     Number of Shares
                                     ----------------------     ----------------
                                             Repaid             Repurchased
                                             ------             -----------

          Edmond F. Buccellato             $ 90,213.08             601,421
          Boris Skurkovich, M.D.           $ 90,213.08             601,421
          Lawrence Loomis                  $ 60,142.05             400,947

FAMILY RELATIONSHIPS

         The only  relationship  between any directors or officers  known to the
Company  is  that  Simon   Skurkovich  is  father  to  Boris   Skurkovich,   and
father-in-law to Leonard Millstein.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

         During the past five years, to the knowledge of the Company, no present or former director, executive officer or person nominated to become a director or an executive officer of the Company has been the subject matter of any legal proceedings, including bankruptcy, criminal proceedings, or civil proceedings. Further, no legal proceedings are known to be contemplated by governmental authorities against any director, executive officer and person nominated to become a director.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of September 30, 2003, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and nominee for director, (iii) the executive officers of the Company; and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

                                                NUMBER OF SHARES
                                               INCLUDING OPTIONS,
                                             WARRANTS AND CONVERTIBLE                                  PERCENTAGE OF
         NAME AND ADDRESS OF OWNER                  SECURITIES              POSITION AT COMPANY         SHARES (12)
----------------------------------------     ----------------------     ------------------------      -------------
Richard P. Kiphart                                13,528,584 (1)                  Director                24.23%
222 W. Adams St.
Chicago, IL 60606

Boris V. Skurkovich, M.D................           6,250,599(2)                   Director                14.76%
18 Blaisdell Ave.
Pawtucket, RI 02860

Leonard Millstein, Ph.D.................           3,696,809(3)                   Director                 8.70%
Ellen Millstein
1677 Calle Alta
La Jolla, CA 92037

Simon Skurkovich, M.D...................           2,421,770(4)              Chairman Emeritus,            5.59%
802 Rollins Avenue                                                       Director, and Director of
Rockville, MD 20852                                                             Research and
                                                                                Development

Alexander L. Cappello...................           2,068,508(5)                   Director                 4.66%
1299 Ocean Avenue
Suite 306
Santa Monica, CA 90401

Thomas J. Pernice.......................           1,338,599(6)           Treasurer and Secretary,         3.07%
847 Chautauqua Boulevard                                                          Director
Pacific Palisades, CA 90272


Edmond F. Buccellato....................           1,283,372(7)            Chairman of the Board           3.00%
6355 Topanga Canyon                                                         President and Chief
   Boulevard, Suite 510                                                      Executive Officer
Woodland Hills, CA 91367                                                          Director

Lawrence Loomis.........................           1,154,053(8)                   Director                 2.73%
9110 Red Branch Road
Columbia, MD 21045

Joseph A. Bellanti, M.D.                            470,000(9)                    Director                 1.10%
Georgetown University Medical Center
3800 Reservoir Road
Washington, D.C. 20057


John M. Bendheim .......................            342,623(10)                   Director                   *
2001 S. Barrington Street
Suite 100
Los Angeles, CA 90025

William M. Finkelstein..................            407,160(11)              Chief Financial Officer         *
6355 Topanga Canyon Boulevard, Suite 510
Woodland Hills, CA 91367

All officers and directors as a group(12)           32,962,077                                            54.22%

(1) Shares held in the name of Richard P. Kiphart include the right to acquire 2,274,352 shares, upon the conversion of $568,588 principal amount of the Company's 2002 Subordinated Convertible Pay-In-Kind Notes due September 30, 2004 ("2002 Convertible Notes Due 2004") and the right to acquire 11,234,232 shares, upon the conversion of $2,808,558 principal amount of the Company's 2002 Subordinated Convertible Pay-In-Kind Notes Due June 1, 2006 ("2002 Convertible Notes Due 2006") and options to purchase up to 20,000 shares of Common Stock at an exercise price of $0.21 per share.

(2) Shares held in the name of Boris Skurkovich include shares held in his name (1,404,829), and shares held in the name of Carol Marjorie Dorros (1,935,000) and Samuel Aaron Skurkovich (2,880,770) and options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share and up to 20,000 shares of Common Stock at an exercise price of $0.21 per share.

(3) Leonard and Ellen Millstein are husband and wife. Shares held in their names comprise shares held in his name (415,100), shares held in her name (2,563,359); shares held in the name of William Millstein (688,350 shares), and options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share share and up to 20,000 shares of Common Stock at an exercise price of $0.21 per share. Dr. Millstein and Mrs. Millstein disclaim beneficial ownership of the shares held in the other's name and disclaim that they are part of any "group" for SEC purposes.**

(4) Shares held in the name of Simon Skurkovich include options to purchase up to 300,000 shares of Common Stock at an exercise price of $0.10 per share, options to purchase up to 623,000 shares of Common Stock at an exercise price of $0.10 per share, and options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share and up to 20,000 shares of Common Stock at an exercise price of $0.21 per share. Simon Skurkovich is the father of Boris Skurkovich and Ellen Millstein but disclaims beneficial ownership of the shares attributed to both of them and disclaims that the three of them are part of a "group" for SEC purposes.

(5) Shares held in the name of Alexander L. Cappello include warrants held in his name to purchase 100,000 shares of Common Stock at an exercise price of $0.25 per share, warrants assigned by Cappello Capital Corp. ("CCC") to the Alexander L. and Linda Cappello Family Trust ("Family Trust") to purchase
1,598,216 shares of Common Stock at an exercise price of $0.15 per share, options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share and options to purchase up to 20,000 shares of Common Stock at an exercise price of $0.21 per share. Also includes the right of the Family Trust to acquire 132,596 shares of Common Stock upon conversion of Company's Convertible Subordinated Debt due September 30, 2004 ("Convertible Debt"), and the right to acquire 207,696 shares of Common Stock upon exercise of an option to purchase up to $51,924 principal amount of Convertible Debt at par and the conversion of such Convertible Debt.

(6) Shares held in the name of Thomas J. Pernice include warrants to purchase 100,000 shares of Common Stock at an exercise price of $0.25 per share, warrants assigned by CCC to purchase 1,042,443 shares of Common Stock at an exercise price of $0.15 per share, options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share and options to purchase up to 20,000 shares of Common Stock at an exercise price of $0.21 per share. Also, includes the right to acquire 166,156 shares of Common Stock upon exercise of an option to purchase up to $41,539 principal amount of Convertible Debt at par and the conversion of such Convertible Debt, which option CCC assigned to him.

(7) Shares held in the name of Edmond F. Buccellato comprise shares held in the name of the Buccellato Living Trust (17,000 shares), shares held in the names of Edmond F. and Leana J. Buccellato Living Trust (813,719 shares),) and shares held in the name of Buccellato & Finkelstein, Inc. (88,334 shares). Includes options to purchase up to 105,543 shares of Common Stock at an exercise price of $0.10 per share, options to purchase up to 50,000 shares of Common Stock at an exercise price of $0.10 per share, options to purchase up to 50,000 shares of Common Stock at an exercise price of $0.20 per share; options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share, options to purchase up to 20,000 shares of Common Stock at an exercise price of $0.21 per share and the right to acquire 128,676 shares of Common Stock upon the conversion of $32,169 principal amount of the Company's 2002 Convertible Notes Due 2004.

(8) Includes shares held in the names of Lawrence Loomis (924,053 shares) and New Horizons Diagnostics, Inc. (200,000 shares), and options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share and up to 20,000 shares of Common Stock at an exercise price of $0.21 per share.

(9) Shares held in the name of Joseph A. Bellanti comprise shares held in the name of the I Care Foundation, Inc.

(10) Shares held in the name of John M. Bendheim comprise warrants to purchase 100,000 shares of Common Stock at an exercise price of $0.25 per share, and the right to acquire 132,180 shares of Common Stock upon conversion of Convertible Debt held by a trust for the benefit of his minor child, 80,443 shares of Common

Stock held in trust for certain nieces and nephews, and options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share and up to 20,000 shares of Common Stock at an exercise price of $0.21 per share.

(11) Shares held in the name of William M. Finkelstein include 318,826 shares of Common Stock held in his name and 88,334 shares of Common Stock held in the name of Buccellato & Finkelstein, Inc.; however, Mr. Buccellato presently retains voting power and investment power over such shares.

(12) Includes 2,940,659 shares of Common Stock underlying warrants, 1,403,453 shares of Common Stock underlying options and 13,769,440 shares of Common Stock underlying outstanding Convertible Debt, 2002 Convertible Notes Due 2004 and 2002 Convertible Notes Due 2006, and 373,852 shares of Common Stock underlying options to acquire Convertible Debt.

------------------------------------------------------------------------------
* Represents less than 1% of the outstanding shares of Company Common Stock. **The Company has been unable to verify with Dr. Leonard Millstein his current holdings of Company Common Stock.

                               EXECUTIVE OFFICERS

         As of the date of this Proxy Statement, the following individuals serve as executive officers of the Company:

         EDMOND F. BUCCELLATO, 58. Since October 8, 2002, Mr. Buccellato has served as Chairman of the Board; and since April, 2001, he also has served as President and Chief Executive Officer. Mr. Buccellato served as President and Chief Operating Officer of the Company from September 1, 2000 to December 12, 2000, and he served as President and Chief Executive from 1995 to August 31, 2000. He has served as a member of the Board of Directors since 1995. He was co-founder, member of the Board of Directors and Vice President of Finance of Phase Medical, Inc., an infusion therapy company sold to Becton Dickinson in 1994. He was also co-founder, member of the Board of Directors and Vice President of Finance of Synergistic Systems, Inc., a company that became the largest medical billing company in the western United States. He also is co-founder and member of the Board of Directors of Polymer Safety, LLC, a manufacturer of synthetic medical and industrial examination gloves and co-founder and member of the Board of Directors of Physicians' Choice LLC, a medical billing company. He is a shareholder of Buccellato & Finkelstein, Inc., a public accounting firm. Mr. Buccellato received his undergraduate degree from California State University at San Diego, and his graduate degree from the University of Southern California.

         SIMON SKURKOVICH, M.D., 80. Since April, 2001, Dr. Skurkovich has served as Director of Research and Development. From 1985 until September 2000, Dr. Skurkovich served as Chairman of the Board of Directors. He has been granted five patents in Russia, and eight in the United States. He is the creator of immune preparations from human blood against antibiotic resistant bacteria that saved thousands of lives in the Soviet Union and Eastern Europe. In Russia, he was professor and Chief of the Immunology Laboratory of the Institute of Hematology and Blood Transfusion and was awarded gold and silver medals for his scientific discoveries. His laboratory also was awarded the nation's highest honor, the Lenin Prize, for his patented work. Dr. Skurkovich received an M.D.,

Ph.D. and a doctorate in medical sciences (D.Sc.) from Pirogov State Medical Institute in Moscow. He has written more than 200 articles for scientific publications.

         WILLIAM M. FINKELSTEIN, 44. Since April, 2001, Mr. Finkelstein has served as Chief Financial Officer. For the past eight years, he has been a shareholder of Buccellato & Finkelstein, Inc., a public accountancy firm. Mr. Finkelstein received his undergraduate degree in Accounting from the University of Houston in 1982 and became licensed as a certified public accountant in 1984. He is a member of the American Institute of Certified Public Accountants, and the California Society of Certified Public Accountants.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the compensation paid by the Company since January 1, 2000 through December 31, 2002, for the Chief Executive Officer of the Company and the Company's other executive officers who were compensated during the year ended December 31, 2002 (the "Named Executive Officers"):

                                                   Summary Compensation Table

                                                                       RESTRICTED
  NAME AND PRINCIPAL                                    OTHER ANNUAL   STOCK          SECURITIES         LTIP         ALL OTHER
       POSITION                   SALARY      BONUS     COMPENSATION    AWARD(S)      UNDERLYING       PAYOUTS      COMPENSATION
                         YEAR       ($)        ($)           ($)          ($)      OPTIONS/SARS(#)       ($)             ($)
------------------      -----    --------   --------    -------------  -------     ----------------  ------------  --------------
Edmond F. Buccellato...
Chief Executive          2002      $91,500      $0        $ 63,000         *            $3,800            $0             $0
Officer (1)(4)           2001      $84,000      $0           $0                         $2,150            $0             $0
                         2000      $72,500      $0           $0                           $0              $0             $0
Paul J. Marangos.......
Chief Executive          2001      $35,000      $0        $ 10,000                      $7,800            $0             $0
Officer (2)(5)           2000      $40,000   $ 25,000        $0                           $0              $0             $0

Simon Skurkovich.......
Chairman Emeritus,       2002      $84,000      $0        $ 39,996         *            $3,800            $0             $0
Director of Research     2001      $60,000      $0           $0                         $2,150            $0             $0
& Development (3)(4)     2000      $30,000      $0           $0                           $0              $0             $0

* - See "Compensation of Directors" below
------------------------------------

(1) Mr. Buccellato was the Chief Executive Officer of the Company prior to the hiring of Dr. Marangos. Since April, 2001, Mr. Buccellato has served as President and Chief Executive Officer of the Company.

(2) Dr. Marangos joined the Company in August 2000 at an annual salary of $120,000. In addition, he was paid a signing bonus of $25,000. In April, 2001, Dr. Marangos resigned as an officer and employee of the Company.

(3) Dr. Skurkovich also served as the Chairman of the Board prior to August, 2000.

(4) During January, 2003, the Company issued stock options to purchase 20,000 shares of Company Common Stock exercisable at $0.21 per share to each director for services rendered during the year ended December 31, 2002. The fair value of the stock options received by each director was estimated at $3,800 using the Black Scholes option price method. During January, 2002, the Company issued stock options to purchase 10,000 shares of Company Common Stock exercisable at $0.25 per share to each director for services rendered during the year ended December 31, 2001. The fair value of the stock options was estimated at $2,150 using the Black Scholes option price method.

(5) During May, 2001, the Company issued to Dr. Marangos warrants to purchase 100,000 shares of Company Common Stock at $0.25 per share for his service on the Board of Directors. The warrants expire in May, 2005. The fair value of the warrants was estimated at $7,800 using the Black Scholes option price method.

         For the year ending December 31, 2003, the salaries of Edmond Buccellato and Dr. Simon Skurkovich have been set at $180,000.00 each.

         During fiscal year 2002, William M. Finkelstein did not receive any compensation directly from the Company, although the Company paid to Buccellato & Finkelstein, Inc., the sum of $16,689 for accounting services and tax preparation. Mr. Finkelstein and Mr. Buccellato are shareholders of Buccellato & Finkelstein, Inc.

         There are no retirement, pension, or profit sharing plans for the benefit of the Company's officers and directors.

OPTION/SAR GRANTS TO EXECUTIVE OFFICERS

         During January, 2003, the Company issued stock options to purchase 20,000 shares of Company Common Stock exercisable at $0.21 per share, and during January 2002, stock options to purchase 10,000 shares of Company Common Stock exercisable at $0.25 per share, including in each case Edmond F. Buccellato and Dr. Simon Skurkovich as described in the Summary Compensation Table above.

         During May, 2001, the Company issued to Dr. Marangos warrants to purchase 100,000 shares of Company Common Stock exercisable at $0.25 per share for his service on the Board of Directors as described in the Summary Compensation Table above.


                 AGGREGATED OPTIONS/SAR EXERCISES IN FISCAL YEAR
                  ENDED DECEMBER 31, 2002 AND DECEMBER 31,2002
                                OPTION/SAR VALUES
                                                                                                 VALUE OF UNEXERCISED
                                                                                                     IN-THE-MONEY
                                                                   NUMBER OF UNEXERCISED        OPTIONS/SARS AT FY-END
                       SHARES ACQUIRED                             SECURITIES UNDERLYING           ($) EXERCISABLE/
        NAME           ON EXERCISE (#)   VALUE REALIZED ($)      OPTIONS/SARS AT FY-END(#)         UNEXERCISABLE(2)
                                                               EXERCISABLE/ UNEXERCISABLE(1)
  ----------------     ----------------  ------------------   -------------------------------    ---------------------

Edmond Buccellato             0                  $0                  105,543                         $ 11,610
                                                                      50,000                            5,500
                                                                      50,000                              500
                                                                      10,000                            N/A
                                                                      20,000                            N/A


Simon Skurkovich              0                  $0                  300,000                         $ 33,000
                                                                     623,000                           68,530
                                                                      10,000                              N/A
                                                                      20,000                              N/A

(1) All options were exercisable as of December 31, 2002
(2) Determined on the basis of the share closing price of $0.21 on December 31, 2002, as published by Commodity Systems, Inc. available through Yahoo! Finance.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2002
---------------------------------------------- ------------------------ --------------------------- -------------------------
                                                                                                      NUMBER OF SECURITIES
                                                                                                    REMAINING AVAILABLE FOR
                                                NUMBER OF SECURITIES                                 FUTURE ISSUANCE UNDER
                                                  TO BE ISSUED UPON     WEIGHTED-AVERAGE EXERCISE     EQUITY COMPENSATION
                                                     EXERCISE OF           PRICE OF OUTSTANDING         PLANS (EXCLUDING
                                                OUTSTANDING OPTIONS,      OPTIONS, WARRANTS AND     SECURITIES REFLECTED IN
                                                 WARRANTS AND RIGHTS              RIGHTS                   COLUMN (A)
---------------------------------------------- ------------------------ --------------------------- -------------------------
                                                         (a)                       (b)                          (c)
---------------------------------------------- ------------------------ --------------------------- -------------------------
EQUITY COMPENSATION PLANS APPROVED BY
SECURITY HOLDERS                                       440,000(1)                 $0.25                   4,060,000(1)
---------------------------------------------- ------------------------ --------------------------- -------------------------
EQUITY COMPENSATION PLANS NOT APPROVED BY
SECURITY HOLDERS(2)                                  9,200,000(3)                 $0.05                     800,000(3)
---------------------------------------------- ------------------------ --------------------------- -------------------------

(1) This figure excludes stock options granted by the Company during January, 2003, to each director, to purchase 20,000 shares of the Company's Common Stock at $0.21 per share (aggregate 180,000 stock options), including Edmond F. Buccellato and Simon Skurkovich, M.D., as described in the Summary Compensation Table for director services rendered during the year ended December 31, 2002.
(2) Stock Bonus Plan
(3) This figure excludes 1,603,787 shares of the Company's Common Stock repurchased by the Company as of February 26, 2003, from an officer and two directors, in satisfaction of outstanding notes receivable, issued by the three individuals in consideration for shares issued to them under the Stock Bonus Plan on January 11, 2000. Such notes were due and payable on December 31, 2002, and could not be extended under provisions of federal legislation known as the Sarbanes-Oxley Act of 2002. These shares are now available for future issuance under the Stock Bonus Plan.

EQUITY COMPENSATION AND LONG-TERM INCENTIVE PLAN AWARDS

         The Company adopted a Stock Bonus Plan ("Stock Bonus Plan") in January 2000 and reserved 10,000,000 shares of Common Stock to be issued thereunder, of which 9,200,000 shares were granted as of December 31, 2002. During the first quarter of 2003, the Company repurchased 1,603,787 shares of the Company's Common Stock (as described in footnote 3 above), which shares currently remain available for future issuance under the Stock Bonus Plans. In December 2000, the Board of Directors approved the Company's 2000 Omnibus Equity Incentive Plan ("OEI Plan") and reserved 4,000,000 shares of Common Stock to be issued thereunder to employees, consultants and directors, subject to annual increases equal to the lesser of 2.5% of the then outstanding shares of Common Stock or 250,000 shares. As of December 31, 2002 and September 30, 2003, respectively, no shares have been granted under the OEI Plan. As of December 31, 2002, options to purchase approximately 440,000 shares had been granted under the OEI Plan. Prior to January, 2001, the Company granted other stock options and warrants to purchase Company Common Stock which were not granted pursuant to any equity compensation plan. During fiscal year 2002, the Company granted warrants to two advisors to purchase up to 239,400 shares of Common Stock in connection with the sale of subordinated convertible pay-in-kind notes, which warrants were not granted pursuant to any equity compensation plan. The warrants are exercisable for ten years and have an exercise price of $0.25 per share.

REPORT OF THE AUDIT COMMITTEE

         As more fully described in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal controls and audit functions.

         The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the Company's independent auditor. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of information it receives, discussions with management and the auditors and the experience of the Committee members in business, financial and accounting matters. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting procedures. In this connection, the Audit Committee has done the following:

         o Reviewed and discussed the Company's audited financial statements for the year ended December 31, 2002, with the Company's management and the independent auditors;

         o Discussed with Williams & Webster, P.S., the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended; and

         o Received written disclosure regarding independence from Williams & Webster, P.S. as required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Williams & Webster, P.S. its independence.

         Based on the foregoing and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2002 ("Annual Report").

         As of the filing of the Company's Annual Report, Alexander L. Cappello, John M. Bendheim and Richard Kiphart served on the Company's Audit Committee and those directors currently serve on the Audit Committee. Although the Company's securities are not quoted on Nasdaq, the Company has elected to apply the Nasdaq rules regarding the definition of "independence" for the members of the Audit Committee who recommended that the audited financial statements be included in the Company's Annual Report. Under the Nasdaq rules, directors John M. Bendheim and Richard Kiphart qualified as "independent." Director Alexander L. Cappello would not likely be deemed "independent," because of the aggregate value of cash fees, warrants and options of the Company he received in fiscal years 2000 and 2001 by assignment from Cappello Capital Corp., an investment banking firm retained by the Company from January, 2000, through January, 2002, which received such fees, warrants and options in connection with the Company's private placement of Convertible Debt in 2000 and other services. The Board of Directors determined to appoint Alexander L. Cappello to the Audit Committee in the best interests of the Company and its Stockholders due to his management and financial expertise involving publicly-held companies, among other expertise. Based upon current Nasdaq rules, John M. Bendheim, Alexander L. Cappello and Richard P. Kiphart have financial sophistication, although none of the committee members may currently qualify as a "financial expert" for purposes of new SEC rules, adopted pursuant to the Sarbanes-Oxley Act of 2002.

AUDIT AND NON-AUDIT FEES

         For the fiscal year ended December 31, 2002, fees for services provided by the Company's auditors, Williams & Webster, P.S., were as follows:

          A. Audit Fees. Audit fees billed by Williams & Webster, P.S. with respect to the fiscal year 2002 audit and quarterly reviews were $29,500.

          B. Financial Information Systems Design Implementation Fees. No services were performed by, or fees incurred to, Williams & Webster, P.S. in connection with financial information design and implementation projects for fiscal year 2002.

          C. All Other Fees. All other fees billed by Williams & Webster, P.S. with respect to fiscal year 2002 were $3,900.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Ownership of and transactions in Company stock by executive officers and directors of the Company are required to be reported to the SEC pursuant to
Section 16 of the Securities Exchange Act of 1934, as amended. On February 27, 2003, John M. Bendheim, a Director, filed a Form 5 reporting, as trustee of a trust for his minor daughter, additional accrued convertible debt, and on March 13, 2003, he filed a Form 4 reporting the grant of options to purchase 20,000 shares of Company Common Stock. On October 8, 2003, he filed an amended Form 4 reporting his beneficial interest in 80,443 shares of Common Stock as trustee of trusts for the benefit of certain nieces and nephews. On February 26, 2003, Edmond F. Buccellato, a Director and executive officer, filed a Form 4 reporting the grant of options to purchase 20,000 shares. On March 20, 2003, Alexander L. Cappello, a Director, filed an amended Form 5 reporting the grant of options to purchase 20,000 shares. On March 14, 2003, Richard P. Kiphart, a Director, filed a Form 5 reflecting additional accrued convertible debt and reporting the grant of options to purchase 20,000 shares of Company Common Stock. On March 14, 2003, Lawrence Loomis, a Director, filed a Form 4 reporting the grant of options to purchase 20,000 shares of Company Common Stock. On June 13, 2003, Leonard Millstein, Ph.D., a Director, filed an amended Form 5 reporting the grant of options to purchase 20,000 shares of Company Common Stock, but has omitted to file any report regarding the sale of approximately 400,000 shares of Company Common Stock. On March 21, 2003, Thomas J. Pernice, a Director, filed a Form 5 reporting the grant of options to purchase 20,000 shares of Company Common Stock. On March 20, 2003, Boris Skurkovich, M.D., a Director, filed a Form 4 reflecting gifts of Company Common Stock effective February 13, 2003, to his wife and minor son and the grant of options to purchase 20,000 shares of Company Common Stock. On March 13, 2003, Simon Skurkovich, M.D. filed a Form 4 reporting the grant of options to purchase 20,000 shares of Company Common Stock.

                                  ANNUAL REPORT

         Enclosed with this Proxy Statement is a copy of the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2002, and filed in April, 2003.

                                  OTHER MATTERS

         The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies on the enclosed proxy card or their substitutes will vote such proxy in accordance with their discretion with respect to such matters.

                              AVAILABLE INFORMATION

         The Board of Directors adopted a new written charter for the Nominating Committee, a copy of which is attached as Appendix A hereto.

         The Board of Directors adopted a Code of Ethics and Business Conduct, a copy of which is attached as Appendix B hereto.


Dated: October 27, 2003

                                   APPENDIX A
                                   ----------

                                     CHARTER

                 NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

                            ADVANCED BIOTHERAPY, INC.

             Adopted by the Board of Directors on September 25, 2003

Purpose
-------

The Nominating Committee (the "Committee") of the Board of Directors (the "Board") assists the Board in fulfilling its fiduciary responsibilities with respect to the oversight of the Company's affairs in the areas of Board membership matters.

The Committee shall have the authority to undertake the specific duties and responsibilities described below and the authority to undertake such other duties as are assigned by law, the Company's certificate of incorporation or bylaws or by the Board.

Membership
----------

The Committee shall be composed of at least three (3) members of the Board, one of whom shall be designated by the Board as the Chairperson of the Committee.

Each member of the Committee shall be free from any relationship that, in the judgment of the Board, would interfere with his or her exercise of business judgment as a Committee member.

Meetings and Procedures
-----------------------

The Committee shall hold at least one (1) regularly scheduled meeting each year.

In discharging its responsibilities, the Committee shall have the sole authority to, as it deems appropriate, select, retain and/or replace, as needed, search firms used to identify director candidates and other outside advisors, including advisors on director compensation, to provide independent advice to the Committee.

The Committee shall maintain written minutes or other records of its meetings and activities. Minutes of each meeting of the Committee shall be distributed to each member of the Committee and other members of the Board. The Secretary of the Company shall arrange for the retention of the original signed minutes for filing with the corporate records of the Company.

The Chair of the Committee shall report to the Board following meetings of the Committee and as otherwise requested by the Chairman of the Board.

Responsibilities
----------------

The Committee shall be responsible for:

1. Monitoring the independence of Board members and the overall Board composition.

2.       Determining Board membership qualification standards.

3. Reviewing the performance of the Board as a whole taking into account committee charters, and general governance principles.

4. Evaluating the composition, size, structure and practices of the Board on a periodic basis.

5.       a.       identifying   and   recommending   to  the   Board   qualified
                  individuals for Board membership;

         b. considering and recommending to the Board nominees to stand for election at the annual meeting of stockholders, including considering recommendations from stockholders; and

         c. recommending to the Board director nominees to fill vacancies as they arise.

The Committee shall review and reassess the Committee's charter on a periodic basis and submit any recommended changes to the Board for its consideration.

The Committee shall perform such other functions and have such other powers as may be necessary or convenient in the efficient discharge of the foregoing.

                                   APPENDIX B
                                   ----------

                            ADVANCED BIOTHERAPY, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT

             ADOPTED BY THE BOARD OF DIRECTORS ON SEPTEMBER 25, 2003

INTRODUCTION

         We are committed to maintaining the highest standards of business conduct and ethics. This Code of Ethics and Business Conduct (this "Code") reflects the business practices and principles of behavior that support this commitment. We expect every employee, officer and director to read and understand this Code and its application to the performance of his or her business responsibilities. References in this Code to employees are intended to cover officers and, as applicable, members of the Board of Directors, i.e. "directors."

         Officers are expected to develop in employees a sense of commitment to the spirit, as well as the letter, of this Code. Officers are also expected to ensure that all agents and contractors conform to Code standards when working for or on behalf of Advanced Biotherapy, Inc. (the "Company"). The compliance environment within each officer's assigned area of responsibility will be considered in evaluating the quality of that individual's performance. Nothing in this Code alters the employment at-will policy of the Company.

         This Code cannot possibly describe every practice or principle related to honest and ethical conduct. This Code addresses conduct that is particularly important to proper dealings with the people and entities with whom we interact, but reflects only a part of our commitment. The Company may, from time to time, adopt additional policies that supplement or amplify this Code in certain areas and such policies should be read in conjunction with this Code.

         Action by members of your immediate family, significant others or other persons who live in your household also may potentially result in ethical issues to the extent that they involve the Company's business. Consequently, in complying with this Code, you should consider not only your own conduct, but also that of your immediate family members, significant others and other persons who live in your household.

         The integrity and reputation of the Company depends on the honesty, fairness and integrity brought to the job by each person associated with us. Unyielding personal integrity is the foundation of corporate integrity.

         You should not hesitate to ask questions about whether any conduct may violate this Code, voice concerns or clarify gray areas. Section 13 below details the compliance resources available to you. In addition, you should be alert to possible violations of this Code by others and report suspected violations, without fear of any form of retaliation, as further described in
Section 13. Any employee who violates the standards in this Code maybe subject to disciplinary action, up to and including termination of employment and, in appropriate cases, civil legal action or referral for criminal prosecution.

1.       LEGAL COMPLIANCE

         Obeying the law, both in letter and in spirit, is the foundation of this Code. Disregard of the law will not be tolerated. Violation of domestic or foreign laws, rules and regulations may subject an individual, as well as the Company, to civil and/or criminal penalties. You should be aware that conduct and records, including emails, are subject to internal and external audits, and to discovery by third parties in the event of a government investigation or civil litigation. It is in everyone's best interests to know and comply with our legal and ethical obligations.

         RESEARCH AND DEVELOPMENT COMPLIANCE

         The research and development of pharmaceutical products is subject to a number of legal and regulatory requirements, including standards related to ethical research procedures and scientific misconduct. We expect employees to comply with all such requirements and standards.

2.       INSIDER TRADING

         Employees who have access to confidential (or "inside") information are not permitted to use or share that information for stock trading purposes or for any other purpose except to conduct our business. All non-public information about the Company or about companies with which we do business is considered confidential information. To use material non-public information in connection with buying or selling securities, including "tipping" others who might make an investment decision on the basis of this information, is not only unethical, it is illegal. Employees must exercise the utmost care when handling material non-public information.

3.       INTERNATIONAL BUSINESS LAWS

         Our employees are expected to comply with the applicable laws in all countries to which they travel, in which they operate and where we otherwise do business, including laws prohibiting bribery, corruption or the conduct of business with specified individuals, companies or countries. The fact that in some countries certain laws are not enforced or that violation of those laws is not subject to public criticism will not be accepted as an excuse for noncompliance. In addition, we expect employees to comply with U.S. laws, rules and regulations governing the conduct of business by its citizens and corporations outside the U.S.

         These U.S. laws, rules and regulations, which extend to all our activities outside the U.S., include:

         o The Foreign Corrupt Practices Act, which prohibits directly or indirectly giving anything of value to a government official to obtain or retain business or favorable treatment, and requires the maintenance of accurate books of account, with all company transactions being properly recorded;

         o Export Controls, which restrict travel to designated countries or prohibit or restrict the export of goods, services and technology to designated countries, denied persons or denied entities from the U.S., or the re-export of U.S. origin goods from the country of original destination to such designated countries, denied companies or denied entities; and

4.       CONFLICTS OF INTEREST

         Conflicts of interest can arise in virtually every area of the operations of the Company. You must avoid personal interests that conflict with interests of the Company, or that might influence or even appear to influence your judgment or actions in performing your duties. We acknowledge that the non-employee members of our Board of Directors may have various business, financial, scientific or other relationships with existing or potential collaborators, suppliers or competitors. Any actual or potential conflicts of interest relating to any of these relationships of our non-employee directors that have been disclosed to our Board of Directors shall not be considered violations of this Code and shall not otherwise require a waiver of any provisions of this Code. Notwithstanding the foregoing, if the Board of Directors affirmatively determines that any such relationship is inconsistent with the director's responsibilities, it shall so advise the director and the shall terminate the relationship as promptly as practical.

         Thus, you should not have any business, financial or other relationship with collaborators, suppliers, or competitors that might impair or even appear to impair the independence of the Company. The word "appear" is very important. Even where there is no actual conflict of interest, the appearance of such a conflict is damaging because it can undermine trust among employees and cost us the respect of collaborators, suppliers, or competitors and others in our industry.

         If you have any questions about a potential conflict or if you become aware of an actual or potential conflict, you should discuss the matter with the Chief Financial Officer, the Chief Executive Officer or the Audit Committee, as appropriate. Officers may not authorize conflict of interest matters without first seeking the approval of the Chief Executive Officer and filing with the Chief Executive Officer a written description of the authorized activity. If the Chief Executive Officer is involved in the potential or actual conflict, you should discuss the matter with the Chairman of the Company's Audit Committee. Factors that may be considered in evaluating a potential conflict of interest are, among others:

         o whether it may interfere with the employee's job performance, responsibilities or morale;

         o        whether the employee has access to confidential information;

         o        whether   it  may   interfere   with   the  job   performance,
                  responsibilities or morale of others within the organization;

         o        any potential adverse or beneficial impact on our business;

         o        any   potential   adverse   or   beneficial   impact   on  our
                  relationships  with  our   collaborators,   license  partners,
                  suppliers or other service providers;

         o        whether it would enhance or support a competitor's position;

         o the extent to which it would result in financial or other benefit (direct or indirect) to the employee;

         o the extent to which it would result in financial or other benefit (direct or indirect) to one of our collaborators, license partners, suppliers or other service providers; and

         o the extent to which it would appear improper to an outside observer.

         EXAMPLES OF POTENTIAL CONFLICTS

         The following are examples of situations that may, depending on the facts and circumstances, involve conflicts of interests:

         o Employment by (including consulting for) or service on the board of a competitor, collaborator, license partner, supplier or other service provider. Activity that enhances or supports the position of a competitor to the detriment of the Company is prohibited, including employment by or service on the board of a competitor.

         o Owning, directly or indirectly, a significant financial interest in any entity that does business, seeks to do business or competes with us. In addition to the factors described above, persons evaluating ownership for conflicts of interest will consider the size and nature of the investment; the nature of the relationship between the other entity and the Company; the employee's access to confidential information and the employee's ability to influence the Company's decisions. If you would like to acquire a financial interest of that kind, you must seek approval in advance.

         o Soliciting or accepting gifts, favors, loans or preferential treatment from any person or entity that does business or seeks to do business with us. See Section 8 for further discussion of the issues involved in this type of conflict.

         o Soliciting contributions to any charity or for any political candidate from any person or entity that does business or seeks to do business with us.

         o Taking personal advantage of corporate opportunities. See Section 5 for further discussion of the issues involved in this type of conflict.

         o "Moonlighting," or providing services to another entity (including employment, consulting or serving as a director) without permission. This requirement does not apply to our non-employee directors.

         o Conducting Company related business transactions with your family member, significant other or person who shares your household or a business in which you have a significant financial interest. Material related-party transactions approved by the Audit Committee and involving any executive officer or director will be publicly disclosed as required by applicable laws and regulations.

         o Exercising supervisory or other authority on behalf of the Company over a co-worker who is also a family member. The Chief Compliance Officer and/or the Audit Committee will assess the advisability of reassignment.

         LOANS

         Loans to, or guarantees of obligations of, employees or their family members by the Company could constitute an improper personal benefit to the
recipients   of  these  loans  or   guarantees,   depending  on  the  facts  and
circumstances. Some loans are expressly prohibited by law and applicable law requires that our Board of Directors approve all loans and guarantees to employees. As a result, all loans and guarantees by the Company must be approved in advance by the Audit Committee.

5.       CORPORATE OPPORTUNITIES

         You may not take personal advantage of opportunities that are presented to you or discovered by you as a result of your position with us or through your use of corporate property or information, unless authorized by the Chief Executive Officer or the Company's Audit Committee, as described in Section 4. Even opportunities that are acquired privately by you maybe questionable if they are related to our existing or proposed lines of business. Participation in an investment or outside business opportunity that is related to our existing or proposed lines of business must be pre-approved by the Audit Committee. You cannot use your position with us or corporate property or information for improper personal gain, nor can you compete with us in any way.

6. MAINTENANCE OF CORPORATE BOOKS, RECORDS, DOCUMENTS AND ACCOUNTS; FINANCIAL INTEGRITY; PUBLIC REPORTING

         FINANCIAL REPORTING AND ACCOUNTING

         The integrity of our records and public disclosure depends on the validity, accuracy and completeness of the information supporting the entries to our books of account. Therefore, our corporate and business records should be completed accurately and honestly. The making of false or misleading entries, whether they relate to financial results or test results, is strictly prohibited. Our records serve as a basis for managing our business and are important in meeting our obligations to stockholders, collaborators, license partners, suppliers, creditors, employees and others with whom we do business. As a result, it is important that our books, records and accounts accurately and fairly reflect, in reasonable detail, our assets, liabilities, revenues, costs and expenses, as well as all transactions and changes in assets and liabilities. We require that:

         o no entry be made in our books and records that intentionally hides or disguises the nature of any transaction or of any of our liabilities, or misclassifies any transactions as to accounts or accounting periods;

         o        transactions be supported by appropriate documentation;

         o the terms of commercial transactions be reflected accurately in the documentation for those transactions and all such documentation be reflected accurately in our books and records;

         o        employees comply with our system of internal controls; and

         o no cash or other assets be maintained for any purpose in any unrecorded or "off-the-books" fund.

         Our accounting records are also relied upon to produce reports for our Board of Directors, management, stockholders and creditors, as well as for governmental agencies. In particular, we rely upon our accounting and other business and corporate records in preparing the periodic and current reports that we file with the SEC. These reports must provide full, fair, accurate, timely and understandable disclosure and fairly present our financial condition and results of operations. Employees who collect, provide or analyze information for or otherwise contribute in any way in preparing or verifying these reports should strive to ensure that our financial disclosure is accurate and transparent and that our reports contain all of the information about the Company that would be important to enable stockholders and potential investors


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to assess the  soundness  and risks of our business and finances and the quality and integrity of our accounting and disclosures. In addition:

         o no employee may take or authorize any action that would cause our financial records or financial disclosure to fail to comply with generally accepted accounting principles, the rules and regulations of the SEC or other applicable laws, rules and regulations;

         o all employees must cooperate fully with our accounting department, as well as our independent public accountants and outside legal counsel, respond to their questions with candor and provide them with complete and accurate information to help ensure that our books and records, as well as our reports filed with the SEC, are accurate and complete; and

         o no employee should knowingly make (or cause or encourage any other person to make) any false or misleading statement in any of our reports filed with the SEC or knowingly omit (or cause or encourage any other person to omit) any information necessary to make the disclosure in any of our reports accurate in all material respects.

         Any employee who becomes aware of any departure from these standards has a responsibility to report his or her knowledge promptly to the Chief Financial Officer, the Chief Executive Officer and, if appropriate, the Audit Committee.

         SELECTIVE DISCLOSURE

         The federal securities laws prohibit the selective disclosure of financial and other corporate information. It is the policy of the Company to disclose important corporate events by means of a press release or a filing with the SEC, and to refrain from selectively disclosing nonpublic information to securities analyst or members of the media. Section 11 describes our policies related to media/public discussions.

         RESPONSE TO BOARD OF DIRECTORS

         Any written request for information, financial or otherwise, made by any director or officer of the Company, or written questions or concerns about Company practices, made by any director or officer, addressed to the Chairman of the Board, any chairman of a Board committee or the Company's Compliance Officer, is to be responded to by the Company or its representatives within ten business days after receipt of such written communication.

         REPORTING OF EXPENSES

         All expense items associated with travel or local business matters, including airfare, hotel expenses, taxi/limousine services, car rental, business meals and entertainment, must be accurately and fully documented on an expense report (whether or not they are paid directly) with applicable receipts attached. The documentation should include identification of the collaborator, license partner or supplier involved, if applicable, and a brief description of the business matter that required the expense.



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7.       FAIR DEALING

         We strive to do business fairly and honestly. We intend to obtain advantages over our competitors through superior performance, not through unethical or illegal business practices. Acquiring proprietary information from others through improper means, possessing trade secret information that was improperly obtained, or inducing improper disclosure of confidential information from past or present employees of other companies is prohibited, even if motivated by an intention to advance our interests. If information is obtained by mistake that may constitute a trade secret or other confidential information of another business, or if you have any questions about the legality of proposed information gathering, you must consult the Chief Financial Officer, the Chief Executive Officer, or if appropriate, the Audit Committee, as further described in Section 13.

         You are expected to deal fairly with our collaborators, license partners, suppliers, employees and anyone else with whom you have contact in the course of performing your job. No employee may take unfair advantage of anyone through misuse of confidential information, misrepresentation of material facts or any other unfair dealing practice.

         Employees involved in procurement have a special responsibility to adhere to principles of fair competition in the purchase of products and services by selecting suppliers based exclusively on normal commercial considerations, such as quality, cost, availability, service and reputation, and not on the receipt of special favors.

8.       GIFTS, ENTERTAINMENT AND MEALS

         Business entertainment, gifts and meals are meant to create goodwill and sound working relationships and not to gain improper advantage with collaborators, license partners or suppliers or facilitate approvals from government officials. Unless express permission is received from the Chief Financial Officer, the Chief Executive Officer, or the Audit Committee, entertainment, gifts and meals cannot be offered, provided or accepted by any employee unless consistent with customary business practices and not (a) excessive in value, (b) in cash, (c) susceptible of being construed as a bribe or kickback or (d) in violation of any laws. Note that the test is not whether a particular gift, meal or other benefit was actually provided to obtain favorable treatment, but whether it might give the appearance of having been provided for that reason. This principle applies to our transactions everywhere in the world, even where the practice is widely considered "a way of doing business." Under some statutes, such as the U.S. Foreign Corrupt Practices Act (further described in Section 3), giving anything of value to a government official to obtain or retain business or favorable treatment is a criminal act subject to prosecution and conviction. With respect to government employees, no gifts, meals, entertainment or benefits whatsoever may be provided to such employees.

9.       CONSIDERATION TO ALL EMPLOYEES

         You have a fundamental responsibility to show respect and consideration for all your fellow employees. This means that fellow employees should be at all times be treated fairly and with dignity. In addition, their beliefs and concerns should be respected.

10.      CONFIDENTIALITY

         One of our most important assets is our confidential information. Employees who have received or have access to confidential information should take care to keep this information confidential. Confidential information includes but is not limited to, (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, scientific or other data, programs, other works of authorship, know-how, improvements, discoveries,


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developments,  designs  and  techniques,  (b)  information  regarding  plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company and (c) similar information received from third parties such as our suppliers, licensors and corporate partners. This information may be protected by patent, trademark, copyright and trade secret laws.

         Except when disclosure is authorized or legally mandated, you must not share confidential information of our collaborators, license partners or suppliers with third parties or others within the Company who have no legitimate business purpose for receiving that information. Doing so would constitute a violation of the proprietary information and inventions agreement that you signed upon joining us. Improper use or distribution of this information could also be illegal and result in civil liability and/or criminal penalties.

         You should also take care not to inadvertently disclose confidential information. Materials that contain confidential information, such as presentations, memos, notebooks, computer disks and laptop computers should be stored securely. Unauthorized posting or discussion of any information concerning our business, information or prospects on the Internet is prohibited. You may not discuss our business, information or prospects in any "chat room," regardless of whether you use your own name or a pseudonym. Be cautious when discussing sensitive information in public places like elevators, airports, restaurants. All the Company emails, voicemails and other communications are presumed confidential and should not be forwarded or otherwise disseminated outside of the Company, except where required for legitimate business purposes.

         In addition to the above responsibilities, if you are handling information protected by any privacy policy published by us, then you must handle that information solely in accordance with the applicable policy.

11.      MEDIA/PUBLIC DISCUSSIONS

         It is our  policy  to  disclose  material  information  concerning  the
Company to the public only through specific limited channels to avoid inappropriate publicity and to ensure that all those with an interest in the Company will have equal access to information. All inquiries or calls from the press and financial analysts should be referred to the Chief Executive Officer. We have designated our Chief Executive Officer as our official spokesperson for financial matters, marketing, technical and other related information. Unless a specific exception has been made by the Chief Executive Officer, he is the only person who may communicate with the press on behalf of the Company.

12.      WAIVERS

         Any waiver of this Code for executive officers (including, where required by applicable laws, our principal executive officer, principal financial officer (or persons performing similar functions)) or directors may be authorized only by our Board of Directors or the Audit Committee of the Board of Directors and will be disclosed to stockholders as required by applicable laws, rules and regulations.



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13.      COMPLIANCE STANDARDS AND PROCEDURES

         COMPLIANCE RESOURCES

         To facilitate compliance with this Code, we have implemented a program of Code awareness, training and review. We have established the position of Compliance Officer to oversee this program. The Compliance Officer is a person to whom you can address any questions or concerns. The Compliance Officer, our Chief Executive Officer, can be reached at (818) 883-6716. In addition to fielding questions or concerns with respect to potential violations of this Code, the Compliance Officer is responsible for:

         o        investigating possible violations of this Code;

         o        training new employees in Code policies;

         o conducting annual training sessions to refresh employees' familiarity with this Code;

         o distributing copies of this Code annually via email to each employee with a reminder that each employee is responsible for reading, understanding and complying with this Code;

         o updating this Code as needed and alerting employees to any updates, with appropriate approval of the Audit Committee, to reflect changes in the law, the Company operations and in recognized best practices, and to reflect the Company's experience; and

         o otherwise promoting an atmosphere of responsible and ethical conduct.

         You should feel free to discuss your concerns with the Compliance Officer. If you are uncomfortable speaking with the Compliance Officer, please contact the Chairman of the Company's Audit Committee.

         CLARIFYING QUESTIONS AND CONCERNS; REPORTING POSSIBLE VIOLATIONS

         If you encounter a situation or are considering a course of action and its appropriateness is unclear, discuss the matter promptly with your supervisor or the Compliance Officer; even the appearance of impropriety can be very damaging and should be avoided.

         OBLIGATION TO REPORT POSSIBLE VIOLATIONS

         If you are aware of a suspected or actual violation of Code standards by others, you have a responsibility to report it. You are expected to promptly provide a compliance resource with a specific description of the violation that you believe has occurred, including any information you have about the persons involved and the time of the violation.

         NO REPRISALS

         Whether you choose to speak with the Compliance Officer, you should do so without fear of any form of retaliation. We will take prompt disciplinary action against any employee who retaliates against you, up to and including termination of employment.


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         CONFIDENTIALITY

         Employees must promptly report any complaints or observations of Code violations to the Compliance Officer. The Compliance Officer will investigate all reported possible Code violations promptly and with the highest degree of confidentiality that is possible under the specific circumstances. Your cooperation in the investigation will be expected. As needed, the Compliance Officer will consult with outside legal counsel, and the Audit Committee.

         DISCIPLINE

         If the investigation indicates that a violation of this Code has probably occurred, we will take such action as we believe to be appropriate under the circumstances. If we determine that an employee is responsible for a Code violation, he or she will be subject to disciplinary action up to, and including, termination of employment and, in appropriate cases, civil action or referral for criminal prosecution. Appropriate action may also be taken to deter any future Code violations. Such disciplinary actions may also be taken (A) when an employee fails to report or withholds relevant information concerning a violation of such standards, laws or regulation, or (B) when there has been inadequate supervision or lack of diligence by a supervisor, in connection with a violation of such standards, laws, or regulations.


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